UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): March 13, 2018

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 13, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Diamond Offshore Drilling, Inc. (the “Company”) adopted and approved the Company’s Incentive Compensation Plan (Amended and Restated as of January 1, 2018) (the “Incentive Compensation Plan”), which amends and restates the Company’s Incentive Compensation Plan for Executive Officers (as Amended and Restated as of March 28, 2014). The Committee also adopted certain forms of incentive award agreements under the Incentive Compensation Plan and the Company’s Equity Incentive Compensation Plan.

Prior to implementation of the Tax Cuts and Jobs Act of 2017, U.S. tax rules generally limited the deductibility of compensation paid to the Company’s executive officers to $1 million per person per year unless such compensation was performance-based. The Tax Cuts and Jobs Act repealed the performance-based exception to the limit on deductible compensation unless the compensation is paid under a written binding contract that was in effect on November 2, 2017, and is not materially modified after that date. All awards made on or before November 2, 2017 under the Incentive Compensation Plan as previously in effect have been paid. Consequently, the Committee has amended the Incentive Compensation Plan as appropriate to reflect changes implemented by the Tax Cuts and Jobs Act. The amendments to the Incentive Compensation Plan as previously in effect also include the following:

•	an expansion of the individuals eligible to participate in the Incentive Compensation Plan to include officers and key employees, as designated by the Committee, in addition to executive officers;

•	an expansion of the discretion of the Committee to select performance measures and performance periods and to waive eligibility, performance or other criteria under the Incentive Compensation Plan; and

•	a provision permitting the Committee to grant time-vesting incentive awards in addition to performance-based awards.

The material features of the Incentive Compensation Plan are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Incentive Compensation Plan that is filed as Exhibit 10.1 to this report.

Summary of the Incentive Compensation Plan

Eligibility. All of the Company’s and its subsidiaries’ executive officers, officers and key employees, as designated by the Committee, are eligible to participate in the Incentive Compensation Plan. The Committee has the sole authority to designate which executive officers, officers and key employees are to participate in the Incentive Compensation Plan.

Performance Awards. The Committee may designate one or more of such executive officers, officers and key employees to receive one or more performance-based awards

(“Performance Awards”) that are contingent upon the achievement of pre-established performance goals selected by the Committee for the applicable performance period(s), which may be a calendar year, multiple years or any other period established by the Committee. The maximum amount payable to any participant in respect of any Performance Award under the Incentive Compensation Plan is $7,500,000 for each year in the applicable performance period. Performance Awards are payable in cash.

The Committee will allocate, on behalf of each participant, either:

•	the amount available for Performance Awards to such participant, on the basis of the objective performance goals for the applicable performance period, pursuant to a formula determined by the Committee; or

•	a percentage, on which the participant’s award will be based, of the aggregate amount of the Performance Awards determined for such performance period, based on the objective performance goals established by the Committee for such performance period.

At the time that a Performance Award is allocated to a participant, the Committee may, in its discretion, determine to reserve the authority to reduce the amount payable to a participant below the designated amount allocated to such participant. This “negative discretion” may be applied by the Committee, in its discretion, at the time the amount available for such Performance Award, on the basis of the objective performance goals for the applicable performance period(s), has been determined.

The performance goals will be stated as specific amounts of, or specific changes in, one or more of the performance measures selected by the Committee including, without limitation: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted) including operating earnings per share; (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) assets, return on assets (gross or net), return on investment, capital, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) expenses, operating expenses or expense ratios; (ix) stock price appreciation or stockholder equity; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) book value, common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) debt to capital ratio or market share; (xviii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xix) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xx) any combination of, or a specified increase in, any of the foregoing.

Where applicable, the performance measures may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The performance measures may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). The Committee has authority to make equitable adjustments to the performance measures in recognition of unusual or nonrecurring events affecting the Company or any subsidiary or affiliate or the financial statements of the Company or any subsidiary or affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles or any other unusual transaction or event.

Time-Vesting Awards. The Committee may also designate one or more of such executive officers, officers and key employees to receive one or more time-vested incentive awards (“Time-Vesting Awards”) that will vest on the applicable vesting date or dates selected by the Committee. The Committee will allocate the amount of each participant’s Time-Vesting Award and the applicable vesting date(s) on or before the start of the period that includes such vesting date(s). Time-Vesting Awards are payable in cash.

Termination of Employment. Unless otherwise provided in an award or other agreement, if any participant ceases to be employed by the Company or its subsidiaries before the end of a performance period (other than due to Retirement, as defined in the Incentive Compensation Plan, death or Disability, as defined in the Incentive Compensation Plan), that participant will not be eligible to receive a Performance Award for the performance period in which such termination occurs or any unvested portion of a Time-Based Award, but the Committee may, in its sole discretion, determine to pay such participant a Performance Award prorated to the date of cessation of employment. Participants who cease to be employed by the Company or its subsidiaries before the end of a performance period due to Retirement, death or Disability will receive a Performance Award prorated to the date of cessation of employment.

Amendments and Termination. The Committee may amend the Incentive Compensation Plan at any time. The Board of Directors may terminate the Incentive Compensation Plan at any time. No such termination may adversely affect the right of any person to receive any award for any performance period(s) for which such person had been designated or amounts previously awarded to such person but deferred plus any interest thereon.

Award Agreements under the Incentive Compensation Plan

The Committee adopted a form of cash incentive award agreement for executive officers under the Incentive Compensation Plan that provides for Time-Vesting Awards, a portion of which vests over a two-year period and a portion which vests over a three-year period, and Performance Awards that have a performance period of three calendar years. The Performance Award will become eligible to vest dependent upon the level of achievement of a specified performance goal, subject to the negative discretion of the Committee. Unless otherwise determined by the Committee, the percentage of the Performance Award eligible to vest is based on the specified levels of achievement of the performance goal as set forth in the agreement.

If the Company or its subsidiary terminates the employment of the grantee without Cause, as defined in the Incentive Compensation Plan, on or after two years after the grant of a Performance Award but before such Performance Award vests, the grantee will receive 50% of the amount that would have been payable. Upon the grantee’s retirement, as defined in the agreement, before a Performance Award vests, the grantee will receive a Performance Award that is prorated as provided in the agreement. The agreement also obligates the grantee to comply with certain restrictive covenants, including obligations of confidentiality, a prohibition on solicitation of employees of the Company or its subsidiaries for a period of two years after termination of employment and a prohibition on competition for a period of one year after termination of employment.

The Committee also adopted a form of performance cash incentive award agreement for the Chief Executive Officer under the Incentive Compensation Plan that is substantially similar to the form of cash incentive award agreement for executive officers except that it (i) does not provide for any Time-Vesting Awards and (ii) contains different provisions applicable upon termination of employment. Such agreement provides that if the Company or its subsidiary terminates the employment of the Chief Executive Officer without Cause, as defined in the Incentive Compensation Plan, or if the Chief Executive Officer terminates his employment for Good Reason, as defined in the agreement, on or after two years after the grant of the Performance Award but before such Performance Award vests, the Chief Executive Officer will receive 50% of the amount that would have been payable. Upon the Chief Executive Officer’s Retirement, as defined in the agreement, before the Performance Award vests, the Chief Executive Officer will receive a Performance Award that is prorated as provided in the agreement. If the Chief Executive Officer elects to terminate his employment for any reason other than Good Reason or Retirement, including a voluntary termination, on or after two years after the grant of the Performance Award but before such Performance Award vests, the Chief Executive Officer will receive 20% of the amount that would have been payable.

This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of cash incentive award agreement for executive officers under the Incentive Compensation Plan which is filed as Exhibit 10.2 to this report and the form of performance cash incentive award agreement for the Chief Executive Officer under the Incentive Compensation Plan which is filed as Exhibit 10.3 to this report.

Grant Agreements under the Equity Incentive Compensation Plan

The Committee also adopted:

•	a form of agreement for grants of restricted stock units to officers under the Company’s Equity Incentive Compensation Plan that contains performance goals and vesting provisions, provisions applicable upon termination of employment and restrictive covenants that are substantially similar to the analogous provisions in the form of cash incentive award agreement for executive officers under the Incentive Compensation Plan; and

•	a form of agreement for grants of restricted stock units to the Chief Executive Officer under the Company’s Equity Incentive Compensation Plan that contains performance goals and vesting provisions, provisions applicable upon termination of employment and restrictive covenants that are substantially similar to the analogous provisions in the form of performance cash incentive award agreement for the Chief Executive Officer under the Incentive Compensation Plan.

This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the specimen agreement for grants of restricted stock units to officers under the Equity Incentive Compensation Plan that is filed as Exhibit 10.4 to this report and the specimen agreement for grants of restricted stock units to the Chief Executive Officer under the Equity Incentive Compensation Plan that is filed as Exhibit 10.5 to this report.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit number	Description

10.1	The Diamond Offshore Drilling, Inc. Incentive Compensation Plan (Amended and Restated as of January 1, 2018)

10.2	Specimen agreement for cash incentive awards to executive officers under the Incentive Compensation Plan

10.3	Specimen agreement for performance cash incentive awards to the Chief Executive Officer under the Incentive Compensation Plan

10.4	Specimen agreement for grants of restricted stock units to executive officers under the Equity Incentive Compensation Plan

10.5	Specimen agreement for grants of restricted stock units to the Chief Executive Officer under the Equity Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2018	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ David L. Roland
David L. Roland
Senior Vice President, General Counsel
and Secretary

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